Exhibit 10.1

                   2005 SHENANDOAH TELECOMMUNICATIONS COMPANY
                              STOCK INCENTIVE PLAN

                                   ARTICLE I.

                                   DEFINITIONS

1.01. Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.02. Affiliate means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company.

1.03. Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Shares, an Option or a SAR granted to such Participant.

1.04. Board means the Board of Directors of the Company.

1.05. Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06. Committee means the Personnel Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan.

1.07. Common Stock means the common stock of the Company.

1.08. Company means Shenandoah Telecommunications Company.

1.09. Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.10. Fair Market Value means, on any given date, the closing price of a share of Stock of Common Stock reported on the Stock Exchange on the most recent trading date immediately preceding such date of determination on which a closing price was so reported. Notwithstanding the foregoing, in the event that the shares of Common Stock are listed or admitted to trading on more than one Stock Exchange, Fair Market Value means the closing price of a share of Common Stock reported on the Stock Exchange that trades the largest volume of shares of Common Stock on the applicable trading date. If the Common Stock is not at the time listed or admitted to trading on a Stock Exchange, Fair Market Value means the mean between the lowest reported bid price and highest reported asked price of a share of Common Stock on the applicable trading date in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Board and regularly reporting the market price of the Common Stock in such market. If the Common Stock is not listed or admitted to trading on any Stock Exchange or traded in the over-the-counter market, Fair market Value shall be determined by the Administrator using any reasonable method in good faith.

1.11. Initial Value means, with respect to a SAR, the Fair Market Value of one share of Common Stock on the date of grant.

1.12. Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.13. Participant means an employee of the Company or an Affiliate, a member of the Board, or an individual who provides services to the Company or an Affiliate and who satisfies the requirements of

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Article IV and is selected by the Administrator to receive a Stock Award, an award of Performance Shares, an Option, a SAR, or a combination thereof.

1.14. Performance Criteria means performance goals established by the Administrator including but not limited to one or more of the following: net income, return on equity, earnings per share, total earnings, earnings growth, sales, revenue, revenue growth, return on capital, return on assets, bad debt, expenses, service measures (e.g., dropped calls, trouble reports or churn) or Fair Market Value in each case relating to the Company or, as applicable, an Affiliate or operating unit.

1.15. Performance Shares means an award that, in accordance with and subject to the terms of an Agreement, will entitle the Participant (or his estate or beneficiary in the event of the Participant's death), to receive cash or Common Stock or a combination thereof.

1.16. Plan means the 2005 Shenandoah Telecommunications Company Stock Incentive Plan.

1.17. SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.18. Stock Award means Common Stock awarded to a Participant under Article IX.

1.19. Stock Exchange means the NASDAQ Stock market, Inc, the OTC Bulletin Board and any established national or regional stock exchange on which the Common Stock is listed or admitted to trading.

1.20. Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

                                  ARTICLE II.

                                    PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Stock Awards, the grant of Performance Shares, the grant of SARs, and the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                  ARTICLE III.

                                 ADMINISTRATION

The Plan shall be administered by the Administrator; provided, however, that each award made to a member of the Board who is not also an employee of the Company or an Affiliate shall be subject to final approval by the Board. The Administrator shall have authority to grant Stock Awards, Performance Shares, Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the

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Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award or a Performance Share. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, the time at which a Stock Award may become transferable or nonforfeitable, or the time at which an award of Performance Shares may be settled. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award or Performance Share. All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company, all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as in effect from time to time. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

                                   ARTICLE IV.

                                   ELIGIBILITY

4.01. General. Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan), a member of the Board or an individual who provides services to the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan), is eligible to participate in this Plan. The Administrator will select the individuals who will participate in this Plan.

4.02. Grants. The Administrator will designate individuals to whom Stock Awards and Performance Shares are to be awarded and to whom Options and SARs are to be granted and will specify the number of shares of Common Stock subject to each award or grant. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option. All Stock Awards, Performance Shares, Options and SARs granted under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt. No Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of the Company and its Affiliates) that are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds $100,000. The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.

                                   ARTICLE V.

                              STOCK SUBJECT TO PLAN

5.01. Aggregate Limit. Upon the grant of Stock Awards and the settlement of Performance Shares, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options and SARs, the settlement of Performance Shares and the grant of Stock Awards under this Plan is 480,000 shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be subject to adjustment as provided in Article XI. If an option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR, the number of shares of

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Common Stock allocated to the terminated portion of the Option may be reallocated to other Options, SARs, Performances Shares and Stock Awards to be granted under this Plan. If a SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the terminated portion of the SAR may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan. If a Stock Award is terminated, in whole or in part, the number of shares of Common Stock allocated to the terminated portion of the Stock Award may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan. If a Performance Share award is terminated, in whole or in part, the number of shares of Common Stock allocated to the terminated portion of the Performance Share award may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan.

5.02. Individual Limits. No Participant may be granted Options in any five calendar year period for more than 75,000 shares of Common Stock. No Participant may be granted SARs in any five calendar year period for more than 75,000 shares of Common Stock. No Participant may be granted Stock Awards or Performance Shares in any five calendar year for more than 75,000 shares of Common Stock. These limits on the number of shares of Common Stock that may be issued to an individual under this Plan shall be subject to adjustment as provided in Article XI.

                                  ARTICLE VI.

                                  OPTION PRICE

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any Option shall not be less than the Fair Market Value on the date the Option is granted and provided further that the price per share shall not be less than 110% of such Fair Market Value in the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date such incentive stock option is granted. The exercise price per share of an outstanding Option may not be reduced except in accordance with Article XI.

                                  ARTICLE VII.

                          EXERCISE OF OPTIONS AND SARS

7.01. Maximum Option or SAR Period. The maximum period in which an option or SAR may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option or its Corresponding SAR shall be exercisable after the expiration of ten years from the date such Option or Corresponding SAR was granted. In the case of an incentive stock option or its Corresponding SAR that is granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option and Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option that is an incentive stock option or Corresponding SAR may provide that it is exercisable for a period less than such maximum period.

7.02. Nontransferability. Any Option or SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR must be transferred to the same person or persons. During the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.03. Employee Status. For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option or SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

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                                 ARTICLE VIII.

                               METHOD OF EXERCISE

8.01. Exercise. Subject to the provisions of Articles VII and XII, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

8.02. Payment and Withholding. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the cash, cash equivalent and any shares surrendered must have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than the Option price for the number of shares the Option is being exercised. The Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

8.03. Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR. At the Administrator's discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share shall be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

8.04. Shareholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to his Option or SAR until the date of exercise of such Option or SAR.

                                  ARTICLE IX.

                                  STOCK AWARDS

9.01. Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by the award.

9.02. Vesting. The Administrator, on the date of the award, may, but shall not be required to, prescribe that a Participant's rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Affiliates before the expiration of a stated term or if the Company, an Affiliate, an operating unit or the Participant fails to achieve stated objectives, including objectives stated with respect to Performance Criteria. If the vesting or transferability of a Stock Award is conditioned upon the achievement of objectives stated with respect to Performance Criteria, the Stock Award shall become vested, transferable or both only if the Committee determines that such objectives have been achieved.

9.03. Shareholder Rights. Prior to their forfeiture (in accordance with the terms of the Agreement and while the shares are forfeitable or nontransferable), a Participant will have all rights of a shareholder with respect to the Stock Award, including the right to receive dividends and vote the shares; provided, however, that while the shares are forfeitable or nontransferable (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Stock Award, (ii) the Company shall retain custody of the certificates evidencing the Stock Award, and (iii) the Participant will deliver to the Company a stock

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power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares are nonforfeitable and transferable.

9.04. Employee Status. If the terms of a Stock Award provide that the Stock Award will become nonforfeitable, transferable or both only if the Participant completes a stated period of employment or continued service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

                                   ARTICLE X.

                            PERFORMANCE SHARE AWARDS

10.01. Award. In accordance with the provisions of Article IV, the Administrator will designate individual to whom an award of Performance Shares is to be granted and will specify the number of shares of Common Stock covered by the award.

10.02. Earning the Award. The Administrator, on the date of the grant of an award, may prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon satisfaction of criteria stated with respect to Performance Criteria or such other criteria as may be prescribed by the Administrator. With respect to Performance Shares that are earned based upon the achievement of objectives stated with respect to Performance Criteria, a payment will be made pursuant to such Performance Shares only to the extent that the Committee determines that such performance objectives have been achieved.

10.03. Payment. In accordance with the Agreement, the amount payable when an award of Performance Shares is earned may be settled in cash, a Stock Award or a combination of cash and a Stock Award. A fractional share shall not be deliverable when an award of Performance Share is earned, but a cash payment will be made in lieu thereof.

10.04. Shareholder Rights. No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the Performance Shares are earned and settled with a Stock Award. To the extent that an award of Performance Shares is earned and settled with a Stock Award, a Participant will have all the rights of a shareholder with respect to those shares.

10.05. Nontransferability. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Share award or the right to receive a payment thereunder other than by will or the laws of descent and distribution.

10.06. Employee Status. If the terms of a Performance Share award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

                                  ARTICLE XI.

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares (as set forth in Section 5.01 and 5.02) as to which Stock Awards may be granted and as to which Options, SARs and Performance Shares may be granted under this Plan shall be proportionately adjusted, and the terms of outstanding Stock Awards, Performance Shares, Options and SARs shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event

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(e.g. extraordinary cash dividend or other distribution) that, in the judgment of the Committee, necessitates such action. Any determination made under this
Article XI by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Stock Awards, Performance Shares, Options or SARs.

The Committee may award Stock Awards, Performance Shares, Options or SARs in substitution for stock awards, stock options, stock appreciation rights, or similar awards held by an individual who is or becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Section 5.01), the terms of such substituted Stock Awards, Performance Shares, Options or SARs shall be as the Committee, in its discretion, determines is appropriate.

                                  ARTICLE XII.

              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which Stock Awards are granted (including the settlement of Performance Shares) or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Awards or Performance Shares shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                                 ARTICLE XIII.

                               GENERAL PROVISIONS

13.01. Effect on Employment. Neither the adoption of this Plan, its operation, nor any document describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

13.02. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03. Disposition of Stock. A Participant shall notify the Administrator of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

13.04. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or success of such provision of law.

13.05. Section 409A Compliance. To the extent that the Administrator determines that a Participant would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), as a result of any provision of any Stock Award, Performance Share Award, SAR or Option granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. If an amendment to an Option granted in tandem with a SAR is required by reason of the previous sentence and unless the Administrator determines that such an amendment is not practical, the amendment shall be to treat the SAR as if had never been granted.

                                  ARTICLE XIV.

                                    AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if
(i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan, (ii) the amendment changes the class of individuals eligible to become Participants, or (iii) the amendment must be approved by shareholders under the rules of a stock exchange on which the Common Stock is listed. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding Stock Award, Incentive Award, Performance Share, Option or SAR outstanding at the time such amendment is made.

                                  ARTICLE XV.

                                DURATION OF PLAN

No Stock Awards, Options, SARs or Performance Shares may be granted under this Plan more than ten years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by shareholders as provided in Article XVI. Stock Awards, Performance Shares, Options and SARs granted before that date shall remain invalid in accordance with their terms.

                                  ARTICLE XVI.

                             EFFECTIVE DATE OF PLAN

Stock Awards, Options, SARs and Performance Shares may be granted under this Plan upon its adoption by the Board, provided that no Stock Award, Option, SAR or Performance Share will be effective unless this Plan is approved by a majority of the votes entitled to be cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting within twelve months of such adoption.